Exhibit 10.2

GAMEFLY, INC.

2010 OMNIBUS EQUITY INCENTIVE PLAN

(AS ADOPTED FEBRUARY 9, 2010)

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GAMEFLY, INC.

2010 OMNIBUS EQUITY INCENTIVE PLAN

ARTICLE 1.   INTRODUCTION.

The Plan was adopted by the Board effective as of the IPO Date.  The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Employees, Outside Directors and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees, Outside Directors and Consultants with exceptional qualifications and (c) linking Employees, Outside Directors and Consultants directly to stockholder interests through increased stock ownership.  The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares, Stock Units, Options (which may constitute ISOs or NSOs) or stock appreciation rights.

The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except their choice-of-law provisions).

ARTICLE 2.   ADMINISTRATION

2.1                               Committee Composition.  The Compensation Committee of the Board shall administer the Plan.  The Committee shall consist exclusively of members of the Board, who shall be appointed by the Board.  In addition, each member of the Committee shall meet the following requirements:

(a)                                  Any listing standards prescribed by the principal securities market on which the Company’s equity securities are traded;

(b)                                 Such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under section 162(m)(4)(C) of the Code;

(c)                                  Such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and

(d)                                 Any other requirements imposed by applicable law, regulations or rules.

2.2                               Committee Responsibilities.  The Committee shall (a) select the Employees, Outside Directors and Consultants who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards, (c) amend any outstanding Awards, (d) accelerate the vesting or extend the post-termination exercise term of Awards at any time and under such terms and conditions as it deems appropriate, (e) correct any defect, supplying any omission or reconciling any inconsistency in the Plan or any agreement evidencing an Award, (f) interpret the Plan, (g) make all other decisions relating to the operation of the Plan, (h) adopt such plans or subplans as may be deemed necessary or appropriate to provide for the participation by service providers of the Company, its Parent, Subsidiaries and Affiliates who reside outside of the U.S., which plans and/or subplans shall be attached hereto as Appendices and (i) carry out any other duties delegated to it by the Board under the Plan.  The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan.  The Committee’s determinations under the Plan shall be final and binding on all persons.

2.3                               Non-Officer Grants.  The Board may also appoint additional committees of the Board composed of one or more directors of the Company.  The additional committees need not satisfy the requirements of Section 2.1.  Such committees may (a) administer the Plan with respect to Employees and Consultants who are not Outside Directors and are not considered executive officers of the Company under section 16 of the Exchange Act, (b) grant Awards under the Plan to such Employees and Consultants and (c) determine all features and conditions of such Awards.  Within the limitations of this Section 2.3, any reference in the Plan to the Committee shall include these additional committees to whom the Board has delegated the required authority under this Section 2.3.

ARTICLE 3.   SHARES AVAILABLE FOR GRANTS.

3.1                               Basic Limitation.  Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares.  The aggregate number of Common Shares issued under the Plan shall not exceed (a) 1,500,000 plus (b) the additional Common Shares described in Sections 3.2 and 3.3.  The number of Common Shares that are subject to Awards outstanding at any time under the Plan shall not exceed the number of Common Shares that then remain available for issuance under the Plan.  All Common Shares available under the Plan may be issued upon the exercise of ISOs.  The limitations of this Section 3.1 and Section 3.2 shall be subject to adjustment pursuant to Article 10.

3.2                               Annual Increase in Shares.  As of the first day of each fiscal year of the Company, commencing on April 1, 2011 through April 1, 2017, the aggregate number of Common Shares that may be issued under the Plan shall automatically increase by a number equal to the lowest of (a) 4% of the total number of Common Shares then outstanding, (b) 1,250,000 Common Shares or (c) the number determined by the Board.

3.3                               Shares Returned to Reserve.  If Options, SARs or Stock Units are forfeited or terminate for any other reason before being exercised or settled, then the Common Shares subject to such Options, SARs or Stock Units shall again become available for issuance under the Plan.  If SARs are exercised, then only the number of Common Shares (if any) actually issued in settlement of such SARs shall reduce the number available under Section 3.1 and the balance shall again become available for issuance under the Plan.  If Stock Units are settled, then only the number of Common Shares (if any) actually issued in settlement of such Stock Units shall reduce the number available under Section 3.1 and the balance shall again become available for issuance under the Plan.  If Restricted Shares or Common Shares issued upon the exercise of Options are reacquired by the Company pursuant to a forfeiture provision or for any other reason, then such Common Shares shall again become available for issuance under the Plan.

3.4                               Dividend Equivalents.  Any dividend equivalents paid or credited under the Plan shall not be applied against the number of Common Shares that may be issued under the Plan, whether or not such dividend equivalents are converted into Stock Units.

ARTICLE 4.   GENERAL.

4.1                               Eligibility.  Only Employees, Outside Directors, and Consultants shall be eligible to participate in the Plan.

4.2                               Incentive Stock Options.  Only Employees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs.  In addition, an Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the additional requirements set forth in section 422(c)(5) of the Code are satisfied.

4.3                               Other Grants.  Only Employees, Outside Directors and Consultants shall be eligible for the grant of Restricted Shares, Stock Units, NSOs or SARs.

4.4                               Restrictions on Shares.  Any Shares issued pursuant to an Award shall be subject to such rights of repurchase and other transfer restrictions as the Committee may determine, in its sole discretion.  Such restrictions shall apply in addition to any restrictions that may apply to holders of Shares generally and shall also comply to the extent necessary with applicable law.  In no event shall the Company be required to issue fractional Shares under this Plan.

4.5                               Beneficiaries.  Unless stated otherwise in an agreement evidencing an Award and then only to the extent permitted by applicable law, a Participant may designate one or more beneficiaries with respect to an Award by timely filing the prescribed form with the Company.  A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Participant’s death.  If no beneficiary was designated or if no designated beneficiary survives the Participant, then after a Participant’s death any vested Award(s) shall be transferred or distributed to the Participant’s estate.

4.6                               Performance Conditions.  The Committee may, in its discretion, include performance conditions in an Award.  If performance conditions are included in Awards to Covered Employees and such Awards are intended to qualify as “performance-based compensation” under Code Section 162(m), then such Awards will be subject to the achievement of Performance Goals with respect to a Performance Period established by the Committee.  Such Awards shall be granted and administered pursuant to the requirements of Code Section 162(m).  Before any Shares underlying an Award or any Award payments are released to a Covered Employee with respect to a Performance Period, the Committee shall certify in writing that the Performance Goals for such Performance Period have been satisfied.  Awards with performance conditions that are granted to Participants who are not Covered Employees need not comply with the requirements of Code Section 162(m).

ARTICLE 5.   OPTIONS.

5.1                               Stock Option Agreement.  Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company.  Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan.  The Stock Option Agreement shall specify whether the Option is an ISO or an NSO.  The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.  Options may be granted in consideration of a reduction in the Optionee’s other compensation.

5.2                               Number of Shares.  Each Stock Option Agreement shall specify the number of Common Shares subject to the Option and shall provide for the adjustment of such number in accordance with Article 10.  Options granted to an Optionee in a single fiscal year of the Company shall not cover more than 300,000 Common Shares, except that Options granted to a new Employee in the fiscal year of the Company in which his or her Service commences may cover up to 600,000 Common Shares.  The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Article 10.

5.3                               Exercise Price.  Each Stock Option Agreement shall specify the Exercise Price, which shall not be less than 100% of the Fair Market Value of a Common Share on the date of grant.  The preceding sentence shall not apply to Options granted pursuant to an assumption of, or substitution for, another option in a manner that would satisfy the requirements of section 424(a) of the Code, whether or not such section is applicable.

5.4                               Exercisability and Term.  Each Stock Option Agreement shall specify the date or event when all or any installment of the Option is to become exercisable.  The Stock Option Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed 10 years from the date of grant.  A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service.  Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited.

5.5                               Modification or Assumption of Options.  Within the limitations of the Plan, the Committee may modify, reprice, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new options for the same or a different number of shares and at the same or a different exercise price.  The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option.

5.6                               Buyout Provisions.  The Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

5.7                               Assignment or Transfer of Options.  No Option or interest therein shall be transferred, assigned, pledged or hypothecated by the Optionee during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process, other than (i) by will or by the laws of descent and distribution, or (ii) in the case of an NSO, as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to such Optionee’s Immediate Family.  An Option may be exercised, subject to the terms of the Plan and the applicable Stock Option Agreement, only by the Optionee, the guardian or legal representative of the Optionee, a beneficiary designated pursuant to Section 4.5, or any person to whom such Option is transferred pursuant to this paragraph.

ARTICLE 6.   PAYMENT FOR OPTION SHARES.

6.1                               General Rule.  The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such Common Shares are purchased, except that the Committee at its sole discretion may accept payment of the Exercise Price in any other form(s) described in this Article 6.  However, if the Optionee is an Outside Director or executive officer of the Company, he or she may pay the Exercise Price in a form other than cash or cash equivalents only to the extent permitted by section 13(k) of the Exchange Act.

6.2                               Surrender of Stock.  With the Committee’s consent, all or any part of the Exercise Price may be paid by surrendering, or attesting to the ownership of, Common Shares that are already owned by the Optionee.  Such Common Shares shall be valued at their Fair Market Value on the date when the new Common Shares are purchased under the Plan.

6.3                               Exercise/Sale.  With the Committee’s consent, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the Common Shares being purchased under the Plan and to deliver all or part of the sales proceeds to the Company.

6.4                               Promissory Note.  With the Committee’s consent, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) a promissory note.

6.5                               Other Forms of Payment.  With the Committee’s consent, all or any part of the Exercise Price and any withholding taxes may be paid in any other form that is consistent with applicable laws, regulations and rules.

ARTICLE 7.   STOCK APPRECIATION RIGHTS.

7.1                               SAR Agreement.  Each grant of an SAR under the Plan shall be evidenced by an SAR Agreement between the Optionee and the Company.  Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan.  The provisions of the various SAR Agreements entered into under the Plan need not be identical.  SARs may be granted in consideration of a reduction in the Optionee’s other compensation.

7.2                               Number of Shares.  Each SAR Agreement shall specify the number of Common Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Article 10.  SARs granted to an Optionee in a single fiscal year shall in no event pertain to more than 300,000 Common Shares, except that SARs granted to a new Employee in the fiscal year of the Company in which his or her Service commences may pertain to a maximum of 600,000 Common Shares.  The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Article 10.

7.3                               Exercise Price.  Each SAR Agreement shall specify the Exercise Price, which shall in no event be less than 100% of the Fair Market Value of a Common Share on the date of grant.  The preceding sentence shall not apply to SARs granted pursuant to an assumption of, or substitution for, another SAR in a manner that would satisfy the requirements of section 424(a) of the Code if such section were applicable.

7.4                               Exercisability and Term.  Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable and/or may include time-based vesting or performance-based vesting (including Performance Goals pursuant to Section 4.6).  The SAR Agreement shall also specify the term of the SAR, which shall not exceed ten (10) years from the date of grant.  An SAR Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service.  SARs may be awarded in combination with Options or Restricted Shares, and such an Award may provide that the SARs will not be exercisable unless the related Options or Restricted Shares are forfeited.  An SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter, but not later than six months before the expiration of such NSO.  Notwithstanding any other provision of the Plan or the SAR Agreement, no SAR can be exercised after the expiration date provided in the applicable SAR Agreement.

7.5                               Exercise of SARs.  Upon exercise of an SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Common Shares, (b) cash or (c) a combination of Common Shares and cash, as the Committee shall determine.  The amount of cash and/or the Fair Market Value of Common Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Common Shares subject to the SARs exceeds the Exercise Price.  If, on the date when an SAR expires, the Exercise Price is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion.  An SAR Agreement may also provide for an automatic exercise of the SAR on an earlier date.

7.6                               Modification or Assumption of SARs.  Within the limitations of the Plan, the Committee may modify, reprice, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of shares and at the same or a different exercise price.  The foregoing notwithstanding, no modification of an SAR shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such SAR.

ARTICLE 8.  RESTRICTED SHARES.

8.1                               Restricted Stock Agreement.  Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company.  Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan.  The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

8.2                               Payment for Awards.  Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, property, full-recourse promissory notes, past services and future services.  If the Participant is an Outside Director or executive officer of the Company, he or she may pay for Restricted Shares with a promissory note only to the extent permitted by section 13(k) of the Exchange Act.

8.3                               Vesting Conditions.  Each Award of Restricted Shares may or may not be subject to vesting.  Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement.  The Committee may include among such conditions the requirement that the performance of the Company or a business unit of the Company for a specified period of one or more fiscal years equal or exceed a target determined in advance by the Committee.  The Committee shall determine such performance.  Such target may be based on one or more of the criteria set forth in the Performance Goals.  The Committee shall identify such target not later than the 90th day of such period.  In no event shall more than 300,000 Restricted Shares that are subject to performance-based vesting conditions be granted to any Participant in a single fiscal year of the Company, except that up to 600,000 Restricted Shares subject to performance-based vesting conditions may be granted to a new Employee in the fiscal year of the Company in which his or her Service commences.  The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Article 10.  A Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events.

8.4                               Voting and Dividend Rights.  The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders.  A Restricted Stock Agreement, however, may require that any cash dividends paid on Restricted Shares (a) be accumulated and paid when such Restricted Shares vest or (b) be invested in additional Restricted Shares.  Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

ARTICLE 9.  STOCK UNITS.

9.1                               Stock Unit Agreement.  Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the recipient and the Company.  Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan.  The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical.  Stock Units may be granted in consideration of a reduction in the recipient’s other compensation.

9.2                               Payment for Awards.  To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

9.3                               Vesting Conditions.  Each Award of Stock Units may or may not be subject to vesting.  Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement.  The Committee may include among such conditions the requirement that the performance of the Company or a business unit of the Company for a specified period of one or more fiscal years equal or exceed a target determined in advance by the Committee.  The Committee shall determine such performance.  Such target may be based on one or more of the criteria set forth in the Performance Goals.  The Committee shall identify such target not later than the 90th day of such period.  In no event shall more than 300,000 Stock Units that are subject to performance-based vesting conditions be granted to any Participant in a single fiscal year of the Company, except that up to 600,000 Stock Units subject to performance-based vesting conditions may be granted to a new Employee in the fiscal year of the Company in which his or her Service commences.  The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Article 10.  A Stock Unit Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events.

9.4                               Voting and Dividend Rights.  The holders of Stock Units shall have no voting rights.  Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents.  Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Common Share while the Stock Unit is outstanding.  Dividend equivalents may be converted into additional Stock Units.  Settlement of dividend equivalents may be made in the form of cash, in the form of Common Shares, or in a combination of both.  Prior to distribution, any dividend equivalents that are not paid shall be subject to the same conditions and restrictions as the Stock Units to which they attach.

9.5                               Form and Time of Settlement of Stock Units.  Settlement of vested Stock Units may be made in the form of (a) cash, (b) Common Shares or (c) any combination of both, as determined by the Committee.  The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors.  Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Common Shares over a series of trading days.  Vested Stock Units may be settled in a lump sum or in installments.  The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date.  The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents.  Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Article 10.

9.6                               Death of Recipient.  Any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s beneficiary or beneficiaries.  Each recipient of a Stock Units Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company.  A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient’s death.  If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s estate.

9.7                               Creditors’ Rights.  A holder of Stock Units shall have no rights other than those of a general creditor of the Company.  Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

ARTICLE 10.  PROTECTION AGAINST DILUTION.

10.1                        Adjustments.  In the event of a subdivision of the outstanding Common Shares, a stock split, a reverse stock split, a declaration of a dividend payable in Common Shares or a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares, or any other increase or decrease in the number of issued Common Shares effected without receipt of consideration by the Company, corresponding adjustments shall automatically be made in each of the following:

(a)                                  The number of Options, SARs, Restricted Shares and Stock Units available for future Awards under Article 3;

(b)                                 The limitations set forth in Sections 5.2, 7.2, 8.3 and 9.3;

(c)                                  The number of Common Shares covered by each outstanding Option and SAR;

(d)                                 The Exercise Price under each outstanding Option and SAR; and

(e)                                  The number of Stock Units included in any prior Award that has not yet been settled.

In the event of a declaration of an extraordinary dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a recapitalization, a rights offering, a reorganization, a merger, a spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of the foregoing, and its determination shall be final, binding and conclusive.  Except as provided in this Article 10, a Participant shall have no rights by reason of any issuance by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

10.2                        Dissolution or Liquidation.  To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

10.3                        Change in Control.  Individual agreements evidencing Awards may provide for vesting acceleration if the Company is subject to a Change in Control.  In addition, in the event that the Company is subject to a Change in Control, outstanding Options, SARs, Stock Units and Restricted Shares acquired under the Plan shall be subject to the agreement evidencing the Change in Control, which need not treat all outstanding Options, SARs or Stock Units (or portion thereof) in an identical manner.  Such agreement, without each Participant’s consent, may dispose of Options, SARs or Stock Units (or portions thereof) that are not vested as of the effective date of such Change in Control in any manner permitted by applicable law, including (without limitation) the cancellation of such Options, SARs or Stock Units (or portions thereof) without the payment of any consideration.  Such agreement, without each Participant’s consent, may provide for one or more of the following with respect to Options, SARs or Stock Units (or portions thereof) granted to each Participant that are vested and exercisable as of the closing date of such Change in Control:

(a)                                  The continuation of such outstanding Awards (or portion thereof) by the Company (if the Company is the surviving corporation).

(b)                                 The assumption of such outstanding Awards (or portion thereof) by the surviving corporation or its parent, provided that the assumption of Options or SARs shall comply with section 424(a) of the Code (whether or not the Options are ISOs).

(c)                                  The substitution by the surviving corporation or its parent of new awards for such outstanding Awards (or portion thereof), provided that the substitution of Options or SARs shall comply with section 424(a) of the Code (whether or not the Options are ISOs).

(d)                                 The cancellation of outstanding Options and SARs and a payment to the Participants equal to the excess of (i) the Fair Market Value of the Common Shares subject to such Options and SARs as of the closing date of such Change in Control over (ii) their Exercise Price.  Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount.  Such payment may be made in installments and may be deferred until the date or dates when such Options and SARs would have become exercisable or such Common Shares would have vested.  Such payment may be subject to vesting based on the Participant’s continuing Service, provided that the vesting schedule shall not be less favorable to the Participant than the schedule under which such Options and SARs would have become exercisable or such Common Shares would have vested.  If the Exercise Price of the Common Shares subject to such Options and SARs exceeds the Fair Market Value of such Common Shares, then such Options and SARs may be cancelled without making a payment to the Optionees.  For purposes of this Subsection (d), the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security.

(e)                                  The cancellation of outstanding Stock Units and a payment to the Participants equal to the Fair Market Value of the Common Shares subject to such Stock Units as of the closing date of such Change in Control.  Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount.  Such payment may be made in installments and may be deferred until the date or dates when such Stock Units would have vested.  Such payment may be subject to vesting based on the Participant’s continuing Service, provided that the vesting schedule shall not be less favorable to the Participant than the schedule under which such Stock Units would have vested.  For purposes of this Subsection (e), the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security.

Immediately following a Change in Control, all outstanding Options, SARs and Stock Units shall terminate and cease to be outstanding, except to the extent such Options, SARs and Stock Units (or portion thereof) have been continued or assumed, as described in Sections 10.3(a) and/or 10.3(b).

ARTICLE 11.  AWARDS UNDER OTHER PLANS.

The Company may grant awards under other plans or programs.  Such awards may be settled in the form of Common Shares issued under this Plan.  Such Common Shares shall be treated for all purposes under the Plan like Common Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Common Shares available under Article 3.

ARTICLE 12.  PAYMENT OF DIRECTOR’S FEES IN SECURITIES.

12.1                        Effective Date.  No provision of this Article 12 shall be effective unless and until the Board has determined to implement such provision.

12.2                        Elections to Receive NSOs, Restricted Shares or Stock Units.  An Outside Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash, NSOs, Restricted Shares or Stock Units, or a combination thereof, as determined by the Board.  Such NSOs, Restricted Shares and Stock Units shall be issued under the Plan.  An election under this Article 12 shall be filed with the Company on the prescribed form.

12.3                        Number and Terms of NSOs, Restricted Shares or Stock Units.  The number of NSOs, Restricted Shares or Stock Units to be granted to Outside Directors in lieu of annual retainers and meeting fees that would otherwise be paid in cash shall be calculated in a manner determined by the Board.  The Board shall also determine the terms of such NSOs, Restricted Shares or Stock Units.

ARTICLE 13.  LIMITATION ON RIGHTS.

13.1                        Retention Rights.  Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee, Outside Director or Consultant.  The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the Service of any Employee, Outside Director or Consultant at any time, with or without cause, subject to applicable laws, the Company’s certificate of incorporation and by-laws and a written employment or consulting agreement (if any).

13.2                        Stockholders’ Rights.  A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the time when a stock certificate for such Common Shares is issued or, if applicable, the time when he or she becomes entitled to receive such Common Shares by filing any required notice of exercise and paying any required Exercise Price.  No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.

13.3                        Regulatory Requirements.  Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required.  The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

ARTICLE 14.  WITHHOLDING TAXES.

14.1                        General.  To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan.  The Company shall not be required to issue any Common Shares or make any cash payment under the Plan until such obligations are satisfied.

14.2                        Share Withholding.  To the extent that applicable law subjects a Participant to tax withholding obligations, the Committee may permit such Participant to satisfy all or part of such obligations by having the Company withhold all or a portion of any Common Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Common Shares that he or she previously acquired.  Such Common Shares shall be valued at their Fair Market Value on the date when they are withheld or surrendered.  This Section 14.2 shall apply only to the minimum extent required by applicable tax laws.

ARTICLE 15.  FUTURE OF THE PLAN.

15.1                        Term of the Plan.  The Plan, as set forth herein, shall become effective on the IPO Date.  The Plan shall remain in effect until the earlier of (a) the date when the Plan is terminated under Section 15.2 or (b) the 10th anniversary of the date when the Board adopted the Plan.

15.2                        Amendment or Termination.  The Board may, at any time and for any reason, amend or terminate the Plan.  No Awards shall be granted under the Plan after the termination thereof.  The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.

15.3                        Stockholder Approval.  An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules.  However, section 162(m) of the Code may require that the Company’s stockholders approve:

(a)                                  The Plan not later than the first regular meeting of stockholders that occurs in the fourth calendar year following the calendar year in which the IPO Date occurred; and

(b)                                 The Performance Goals not later than the first meeting of stockholders that occurs in the fifth year following the year in which the Company’s stockholders previously approved such criteria.

ARTICLE 16.  DEFINITIONS.

16.1                        “Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

16.2                        “Award” means any award of an Option, an SAR, a Restricted Share or a Stock Unit under the Plan.

16.3                        “Board” means the Company’s Board of Directors, as constituted from time to time.

16.4                        “Change in Control” means:

(a)                                  The consummation of a merger or consolidation of the Company or any other corporate reorganization or business combination transaction of the Company with or into another corporation, entity or person;

(b)                                 The sale, transfer or other disposition of all or substantially all of the Company’s assets;

(c)                                  A change in the composition of the Board, as a result of which fewer than 50% of the incumbent directors are directors who either:

(i)                                     Had been directors of the Company on the date 24 months prior to the date of such change in the composition of the Board (the “Original Directors”); or

(ii)                                  Were appointed to the Board, or nominated for election to the Board, with the affirmative votes of at least a majority of the aggregate of (A) the Original Directors who were in office at the time of their appointment or nomination and (B) the directors whose appointment or nomination was previously approved in a manner consistent with this Paragraph (ii); or

(d)                                 Any transaction as a result of which any person is the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 50% of the total voting power represented by the Company’s then outstanding voting securities.  For purposes of this Subsection (d), the term “person” shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Parent or Subsidiary and (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

16.5                        “Code” means the Internal Revenue Code of 1986, as amended.

16.6                        “Committee” means the Compensation Committee of the Board, as further described in Article 2.

16.7                        “Common Share” means one share of the common stock of the Company.

16.8                        “Company” means GameFly, Inc., a Delaware corporation.

16.9                        “Consultant” means a consultant or adviser who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor.

16.10                 “Covered Employees” means those persons identified by the Company who are or who may be subject to the limitations of Code Section 162(m).

16.11                 “Employee” means a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

16.12                 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

16.13                 “Exercise Price,” in the case of an Option, means the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement.  “Exercise Price,” in the case of an SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Common Share in determining the amount payable upon exercise of such SAR.

16.14                 “Fair Market Value” means the market price of a Common Share as determined in good faith by the Committee.  Such determination shall be conclusive and binding on all persons.  The Fair Market Value shall be determined by the following:

(i)                     If the Common Shares are admitted to trading on any established national stock exchange or market system on the date in question then the Fair Market Value shall be equal to the closing sales price for such Common Shares as quoted on such national exchange or system on such date; or

(ii)                  if the Common Shares are admitted to quotation or are regularly quoted by a recognized securities dealer but selling prices are not reported on the date in question, then the Fair Market Value shall be equal to the mean between the bid and asked prices of the Common Shares reported for such date.

In each case, the applicable price shall be the price reported in The Wall Street Journal or such other source as the Committee deems reliable; provided, however, that if there is no such reported price for the Common Shares for the date in question, then the Fair Market Value shall be equal to the price reported on the last preceding date for which such price exists.  If neither (i) or (ii) are applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

16.15                 “Immediately Family” means, except as otherwise defined by the Committee, any child, sibling, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, sister-in-law, or brother-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Participant) own more than fifty percent (50%) or more of the voting interests.

16.16                 “IPO Date” means the effective date of the registration statement filed by the Company with the Securities and Exchange Commission for its initial offering of Common Shares to the public.

16.17                 “ISO” means an incentive stock option described in section 422(b) of the Code.

16.18                 “NSO” means a stock option not described in sections 422 or 423 of the Code.

16.19                 “Option” means an ISO or NSO granted under the Plan and entitling the holder to purchase Common Shares.

16.20                 “Optionee” means an individual, estate or other person holding an Option or SAR.

16.21                 “Outside Director” means a member of the Board who is not an Employee.

16.22                 “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the

Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.  A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

16.23                 “Participant” means an individual, estate or other person holding an Award.

16.24                 “Performance Goals” means an objective formula or standard determined by the Committee with respect to each Performance Period utilizing one or more of the following factors and any objectively verifiable adjustment(s) thereto permitted and pre-established by the Committee in accordance with Code Section 162(m): revenue, operating income, EBITDA and/or net earnings (either before or after interest, taxes, depreciation and amortization), net income (either before or after taxes), earnings per share, earnings as determined other than pursuant to United States generally accepted accounting principles (“GAAP”), return on gross or net assets, return on equity, return on invested capital, cash flow (including, but not limited to, operating cash flow and free cash flow), operating or gross margins, stock price appreciation, total stockholder return, customer satisfaction metrics, customer count, customer retention, cost per customer acquisition, and transaction volume, subscriber growth, subscriber acquisition cost, subscriber churn rate, any of which may be measured with respect to the Company, or any Subsidiary, affiliate or other business unit of the Company, either in absolute terms, terms of growth or as compared to any incremental increase, as compared to results of a peer group.  Awards that are not intended to comply with Code Section 162(m) may take into account other factors (including subjective factors).

The Committee may, in its discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under GAAP; (ix) items attributable to any stock dividend, stock split, combination or exchange of shares occurring during the Performance Period; or (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; or (xiv) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions. For all Awards intended to comply with Code Section 162(m), such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

16.25                 “Performance Period” means any period not exceeding seven (7) years as determined by the Committee, in its sole discretion.  The Committee may establish different Performance Periods for different Participants and the Committee may establish concurrent or overlapping Performance Periods.

16.26                 “Plan” means this GameFly, Inc. 2010 Omnibus Equity Incentive Plan, as amended from time to time.

16.27                 “Restricted Share” means a Common Share awarded under the Plan.

16.28                 “Restricted Stock Agreement” means the agreement between the Company and the recipient of a Restricted Share that contains the terms, conditions and restrictions pertaining to such Restricted Share.

16.29                 “SAR” means a stock appreciation right granted under the Plan.

16.30                 “SAR Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her SAR.

16.31                 “Service” means service as an Employee, Outside Director or Consultant.

16.32                 “Stock Option Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

16.33                 “Stock Unit” means a bookkeeping entry representing the equivalent of one Common Share, as awarded under the Plan.

16.34                 “Stock Unit Agreement” means the agreement between the Company and the recipient of a Stock Unit that contains the terms, conditions and restrictions pertaining to such Stock Unit.

16.35                 “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.  A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.